Exhibit 5.1

LATHROP GPM LLP

500 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

(612) 632-3000

August 6, 2020

Waitr Holdings Inc.

214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the registration of 25,530,736 shares of common stock, par value $0.0001 per share (the “Shares”), of Waitr Holdings Inc., a Delaware corporation (the “Company”), pursuant to the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated in the Plan, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Delaware.

In rendering the opinions set forth above, we have assumed the genuineness of all signatures, legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each Plan award prior to the issuance thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Lathrop GPM LLP